SCHEDULE 14C INFORMATION
                    ------------------------

Information Statement Pursuant to 14(c)
of the Securities Exchange Act of 1934
(Amendment No. N/A)

Check the appropriate box:

/X/ Preliminary Information Statement

/ / Confidential, for Use of the Commission
Only (as permitted by Rule 14c-5(d)(2)

/ / Definitive Information Statement

 American Resources of Delaware, Inc.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required

/ / Fee computed on table below per Exchange
Act Rules 15c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

---------------------------------------------

(2) Aggregate number of securities to which transaction applies:

---------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange
Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

---------------------------------------------

(4) Proposed maximum aggregate value of
transaction:

---------------------------------------------

(5) Total fee paid:

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/ / Fee paid previously with preliminary
materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

----------------------------------------------

(2) Form, Schedule or Registration State-ment No.:

---------------------------------------------

(3) Filing Party:

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(4) Date Filed:

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                           PRELIMINARY
                           -----------



              AMERICAN RESOURCES OF DELAWARE, INC.

                 160 Morgan Street, P.O. Box 87
                   Versailles, Kentucky 40383
                    -------------------------

                   NOTICE OF CORPORATE ACTION
                    -------------------------

     Notice is hereby given that the record holders of a majority of the issued and outstanding shares of the Company's Series 1993 8% Convertible Preferred Stock (the "1993 Preferred Stock") have consented to the Board of Directors of the Company creating a new series of preferred stock with dividend, redemption and liquidation rights senior to the 1993 Preferred Stock.

     As of the close of business on June 30, 1998 (the "Record
Date"), 265,517 shares of the Company's 1993 Preferred Stock were issued and outstanding, all of which were held by fourteen (14) record holders.

     As of the Record Date, Rick G. Avare, the President and Chief Executive Officer of the Company, owned 187,500 shares (70.62%) of the 1993 Preferred Stock and Douglas M. Hawthorne, Chairman of the Board of the Company, owned 3,334 shares (1.26%) of the 1993 Preferred Stock. On the Record Date, Messrs. Avare and Hawthorne consented in writing to the Board of Directors of the Company authorizing, creating and, from time to time issuing, a new series of preferred stock with dividend, redemption and liquidation rights senior to the 1993 Preferred Stock.

     This Information Statement will be mailed, on or about July
    , 1998, to record holders of the 1993 Preferred Stock as of
----
the Record Date.


                                   Karen M. Underwood
                                   Corporate Secretary


Versailles, Kentucky
July    , 1998
     ---

                   WE ARE NOT ASKING YOU FOR A
                 PROXY AND YOU ARE REQUESTED NOT
                       TO SEND US A PROXY

              AMERICAN RESOURCES OF DELAWARE, INC.

                 160 Morgan Street, P.O. Box 87
                   Versailles, Kentucky 40383
                 ------------------------------

                      INFORMATION STATEMENT
                 -------------------------------

THIS INFORMATION STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL
OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY DESCRIBED
HEREIN.

     This Information Statement is furnished to the record holders of American Resources of Delaware, Inc. (the "Company") $12.00 par value Series 1993 8% Convertible Preferred Stock ("1993 Preferred Stock") to inform them of the consent by the holders of a majority of the issued and outstanding shares of the Company's 1993 Preferred Stock to the Company's Board of Directors designating a new series of preferred stock with dividend, redemption and liquidation rights senior to the 1993 Preferred Stock.

CAPITAL STOCK

     The Company's Restated Certificate of Incorporation, as amended, (the "Certificate of Incorporation), authorizes the issuance of 50,000,000 shares of $0.00001 par value common stock ("Common Stock"), 1,000,000 shares of 1993 Preferred Stock, and 2,000,000 shares of $0.00001 par value preferred stock ("Series Preferred Stock"), issuable from time to time in one or more series as determined by the Board of Directors; however, the Board of Directors has not heretofore designated a series of Series Preferred Stock.

1993 PREFERRED STOCK

     The Company is authorized to issue 1,000,000 shares of 1993 Preferred Stock. Each outstanding share of 1993 Preferred Stock is (i) entitled to four votes and votes together as a single class with the holders of Common Stock, (ii) convertible into one
(1) share of Common Stock at the option of the holders thereof (subject to adjustment for the subsequent issuance of Common Stock dividends and other changes in the number of outstanding shares of Common Stock for which the Company receives no monetary consideration),(iii) entitled to a liquidation preference of $12.00 per share, and (iv) is entitled to receive, as and when declared by the Board of Directors out of funds legally available therefor, 8% cumulative annual dividends payable in Common Stock on the basis of one (1) share of Common Stock for each $1.00 of dividends. Dividends are payable semi-annually and interest accrues on unpaid dividends at the rate of ten percent (10%) per annum. There are no

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
accrued and unpaid dividends on the 1993 Preferred Stock. The
1993 Preferred Stock is not redeemable and is senior to the Common Stock with respect to dividends and liquidation rights.

CONSENT REQUIRED

     The Certificate of Incorporation provides in part:

     "...so long as any shares of the Series 1993 Preferred
     Stock remain outstanding, the affirmative vote or consent of the holders of at least a majority of the shares of the Series 1993 Preferred Stock outstanding at that time, given in person or by proxy, either in writing or at a meeting (voting as a class with the holders of all other series of Series 1993 Preferred
     Stock ranking on a parity with the Series 1993
     Preferred Stock upon a liquidation, dissolution or winding up of [the] Corporation), will be necessary to permit, effect or validate: (i) the authorization, creation or issuance, or any increase in authorized or issued amount, of any class or series of stock ranking equal or prior to the Series 1993 Preferred Stock with respect to the payment of dividends, rights to redemption or the distribution of assets on liquidation, dissolution, of winding up of [the]
     Corporation..."

SERIES PREFERRED STOCK

     The Company is authorized 2,000,000 shares of $0.00001 Series Preferred Stock which are issuable from time to time in one or more series as determined by the Board of Directors. The Certificate of Incorporation vests in the Board of Directors the authority to establish and designate by resolution or resolutions the number of shares to be included in each such series and to fix the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.

SERIES A PREFERRED STOCK

     The Board of Directors proposes to designate shares of the Series Preferred Stock with an aggregate liquidation preference of up to $30,000,000 as Series A Cumulative Convertible Preferred Stock (hereinafter called the Series A Preferred Stock"). The definitive powers, rights, preferences and limitations of the Series A Preferred Stock cannot be determined until negotiations with the investor or investors are completed (See "Purpose" below); however, based on the Company's present knowledge and intention, it is currently proposed that the Series A Preferred Stock will have the following general characteristics:

     Priority. Senior to the Common Stock and 1993 Preferred
     --------
Stock with respect to dividend, liquidation and redemption rights.

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
     Dividends. Cumulative annual dividends at a rate and payment
     ---------
frequency to be determined pursuant to negotiations with the investors or investors.

     Liquidation. A liquidation preference of $25.00 to $50.00
     -----------
per share.

     Redemption. Redeemable at the option of the Company after a
     ----------
date certain for the liquidation preference per share plus a premium.

     Voting. Non-voting except (i) holders of a majority of the
     ------
outstanding shares will be entitled to elect up to three preferred directors if cumulative dividends are in arrears for more than a certain number of dividend periods and (ii) the holders of two-thirds of the outstanding shares must consent to the designation of additional series of preferred stock that would be senior to dividend, liquidation or redemption rights of the Series A Preferred Stock

     Conversion. Convertible at the option of the holders into
     ----------
shares of Common Stock based on a conversion price which may be in excess of the market price of the Common Stock on the date of issuance; provided that such conversion price may, in certain circumstances, be reduced in the event of a change of control of the Company.

     PURPOSE

     The purpose of designating and issuing the Series A Preferred Stock is to raise additional equity capital for the Company to reduce indebtedness and to provide working capital. The Company currently proposes to sell all or substantially all of the shares to one or more accredited investors with which it is currently negotiating, pursuant to the exemption afforded by Rule 506 of Regulation D under the Securities Act of 1933, as amended (the "Act"). The accredited investor or investors may resell the shares to qualified institutional buyers pursuant to the exemption afforded by Rule 144A under the Act.

     EFFECTIVE DATE

     The Company will file a Certificate of Designation authorizing the Series A Preferred Stock with the Delaware
Secretary of State not earlier than twenty days after this Information Statement is mailed to the record holders of the 1993
Preferred Stock.

     SECURITY OWNERSHIP

     The following table reflects certain information regarding the beneficial ownership of the outstanding equity securities of the Company as of June 30, 1998, to the extent known to the Company's

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
Board of Directors. Such information is included for (i) persons who own 5% or more of such equity securities, (ii) directors,
(iii) executive officers and (iv) officers and directors of the Company as a group. Unless otherwise indicated, the Company believes that each person named below has the sole power to vote and dispose of the equity securities beneficially owned by such person.

Beneficial Owner       Title          Beneficially      Percent
Name/Address           Of Class       Owned(1)          Of Class(2)
------------           --------       --------          --------

Douglas L.
Hawthorne(7)           1993 Pfd           3,334          1.26%
4325 Delco
Dell Road              Common           487,163          4.70%
Kettering, OH
45429

Southern Gas
Holding Co., Inc.
160 Morgan Street
Versailles, KY 40383   Common           643,623          6.43%

Leonard K. Nave
(3)(6)
160 Morgan Street
Versailles, KY 40383   Common           948,462          9.23%

Leonard K. Nave,
Trustee(3)(4)
160 Morgan Street
Versailles, KY 40383   Common           643,623          6.43%

Rick G. Avare (5)
160 Morgan Street      1993 Pfd         187,500         70.62%
Versailles, KY 40383   Common         1,886,250         17.46%

Prima Capital LLC
1532 Lake Wood Drive
Lexington, KY 40502    Common           602,008          6.02%

David J. Fox, Jr.
Appalachian
Production Company
605 9th Street,
Ste. 519
Huntington, WV
25701                  Common            43,834            *

Beneficial Owner       Title          Beneficially      Percent
Name/Address           Of Class       Owned(1)          Of Class(2)
------------           --------       --------          --------

Len Aldridge
1999 Richmond Road
Suite 2-A
Lexington, KY 40502    Common           101,000          1.01%

Joseph P. Shields
250 Medjay Lane
Tom's River, NJ 08755  Common                 0            *

Ralph A. Currie
160 Morgan Street
Versailles, KY 40383   Common            75,000            *

William M. Gray
340 Fairfield Dr.
New Orleans, LA 70124  Common             2,500            *

David J. Stetson (9)
160 Morgan Street
Versailles, KY 40383   Common            76,000            *

Whispering Pines of
Thomasville, Inc.
P. O. Box 638
Thomasville, GA        1993 Pfd          28,334         10.67%

Andrew J. Kacic (8)
6119 N. Black Bear
Loop
Tucson, AZ  85715      Common           711,540          6.65%

Karen M. Underwood
(10)                   Common           120,138            *
3929 Rock Ledge Lane
Lexington, KY 40513

Directors and
Executive Officers
as a group
(10 persons)           Common         3,740,347         32.4%
                       1993 Pfd         190,834         71.9%

* Represents less than 1% of the Company's outstanding stock for the indicated class.

(1) Share information reflects the 1-for-4 reverse stock split of the Common Stock effected on June 8, 1994. The 1993
     Preferred Stock is convertible into Common Stock at the rate of one share of Common Stock for each share of 1993
     Preferred Stock.

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
(2) Percentage assumes full exercise of outstanding options and warrants to purchase shares of the Common Stock and conversion of the 1993 Preferred Stock into Common Stock.

(3) Includes 643,623 shares of Common Stock owned by Southern Gas Holding Company, Inc. ("SGH"). SGH is owned 7.5% by Leonard K. Nave, individually, and 32.5% by Leonard K. Nave, as Trustee (See Note 4). Mr. Nave, individually and as trustee, disclaims the beneficial ownership of such shares of the Common Stock to the extent they exceed his percentage ownership of SGH.

(4) Leonard K. Nave is both the grantor and trustee of a trust which owns 325 shares (32.5%) of SGH. The Trust Agreement provides that 75 shares (7.5%) shall be distributed to each of his three children and 100 shares (10%) shall be distributed to his wife not later than April 30, 2000. Neither Mr. Nave's wife nor children have a right to vote the shares or to cause the trust to sell or otherwise dispose of them.

(5) Includes 680,704 shares subject to options and conversion rights exercisable within 60 days, 602,088 shares owned by Prima Capital, LLC in which Mr. Avare owns a 20% interest, and 1,134 shares owned by JJR Investments, a Kentucky general partnership. Mr. Avare disclaims beneficial ownership of 80% of the shares of the Common Stock owned by Prima.

(6) Includes 271,603 shares subject to options exercisable within 60 days.

(7) Includes 357,649 shares subject to options and conversion rights exercisable within 60 days, 121,400 shares held in Mr. Hawthorne's retirement plan and 1,792 shares to which Mr. Hawthorne is entitled as a 1/3 beneficiary of the Frances R. Hawthorne Trust.

(8) Includes 690,590 shares subject to options exercisable within 60 days, 6,750 shares owned by the Andrew J. Kacic Profit Sharing Plan, 6,390 shares held by Advisory Services and 7,810 shares held by Andrew J. Kacic & Associates.

(9) Includes options to purchase 50,000 shares which are exercisable within 60 days.

(10) Includes options to purchase 105,000 shares which are exercisable within 60 days.

FINANCIAL STATEMENTS

     The Company's audited financial statements included in its 1997 Annual Report to Stockholders, which was previously mailed to the record holders of the 1993 Preferred Stock, is incorporated herein by reference.

     The Company will promptly mail, first class postage prepaid, a copy of its 1997 Annual Report to Stockholders, without charge, upon written or oral request, to each person to whom this Information Statement is delivered. Correspondence should be addressed to Ms. Karen M. Underwood, Vice President and Secretary, American Resources of Delaware, Inc., 160 Morgan Street, P. O. Box 87, Versailles, Kentucky 40383.










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